ex-99.13(a)(4)(ii)

August 21, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DWS Bond VIP, DWS Capital Growth VIP, DWS Core Equity VIP, DWS Global Small Cap VIP, and DWS CROCI® International VIP (the “Funds”), (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of Item 13 of Form N-CSR for the Funds dated August 21, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts